Exhibit 5.1

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
T 212.335.4500
F 212.335.4501
W www.dlapiper.com

October 6, 2016

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa

Re:      Net 1 UEPS Technologies, Inc.-- Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Net 1 UEPS Technologies Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (File No. 333-208065) (as amended, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) on November 17, 2015, to which this opinion has been filed as an exhibit. The Registration Statement relates to the issuance, offer and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), up to a total amount of $500,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on December 8, 2015. Reference is made to our opinion letter dated December 1, 2015 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on October 6, 2016 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) covered by the Registration Statement. We understand that the Shares are being offered and sold in the manner described in the Prospectus Supplement. The base prospectus contained in the Registration Statement on the date on which it was declared effective by the Commission is hereinafter referred to as the “Base Prospectus.”

In providing this opinion, we have relied as to certain matters of fact on information obtained from public officials and officers of the Company. In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the definitive stock purchase agreements with respect to any Shares offered have been duly authorized and validly executed and delivered by the parties thereto (other than the Company).

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment in accordance with the terms approved by the Board of Directors of the Company (or a duly authorized committee of the Board of Directors), will be validly issued, fully paid and nonassessable.

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or the Shares may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to DLA Piper LLP (US) under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)